Exhibit 10.2

TERMINATION AND ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS TERMINATION AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into October 20, 2006, by and among ZONE MINING LIMITED, a Nevada corporation (“Parent”), ZM ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and DRIVEITAWAY, INC., a Delaware corporation (“DIA”), TRIDENT GROWTH FUND, L.P., a Delaware limited partnership (“Trident”).

Recitals

WHEREAS, Parent, Merger Sub, DIA and Stonewell Partners LLP, the principal shareholder of DIA (the “Principal Shareholder”) are parties to that certain Agreement and Plan of Merger dated as of September 21, 2006 (the “Merger Agreement”); and

WHEREAS, on September 21, 2006, Parent and Merger Sub issued a 12% Senior Secured Convertible Debenture in the principal amount of up to $1,000,000 (the “Parent Debenture”) and a Common Stock Purchase Warrant (the “Parent Warrant”) to acquire up to 500,000 shares of Parent’s common stock to Trident for an aggregate purchase price of $1,000,000 (of which $800,000 has been advanced by Trident) pursuant to that certain Securities Purchase Agreement (the “ZM Securities Purchase Agreement”), dated as of September 21, 2006, by and among Parent, Merger Sub and Trident (the “Trident Financing”); and

WHEREAS, in connection with the Trident Financing, (i) each of Parent and Merger Sub granted a first priority lien on all of their respective assets in favor of Trident pursuant to that certain Security Agreement, dated as of September 21, 2006, by and among Parent, Merger Sub and Trident (the “ZM Security Agreement”), and (ii) DIA granted a first priority lien on all of its assets in favor of Trident pursuant to that certain Security Agreement, dated as of September 21, 2006, by and between DIA and Trident (the “DIA Security Agreement”); and

WHEREAS, Parent agreed to loan up to $1,000,000 (of which $800,000 has been advanced by Parent) to DIA pursuant to that certain Promissory Note dated September 21, 2006 issued by DIA in favor of Parent (the “DIA Note); and

WHEREAS, Parent has agreed to subordinate the obligations arising under the DIA Note to those obligations arising out of the Trident Financing pursuant to that certain Subordination Agreement, dated as of September 21, 2006, by and between Parent and Trident (the “Subordination Agreement”); and

WHEREAS, Parent, Merger Sub, DIA and the Principal Shareholder have mutually agreed to terminate the Merger Agreement; and

WHEREAS, Parent and DIA wish to amend the terms of the DIA Note; and

WHEREAS, Parent and Merger Sub wish to satisfy all of their obligations to Trident under the Trident Financing (the “Trident Debt”), including cancellation of the Parent Debenture and Parent Warrant, by (i) assigning all of its right, title and interest in and to the DIA Note to Trident, (ii) the issuance by Parent to Trident of a Common Stock Purchase Warrant (the “New Warrant”) to acquire 100,000 shares of Parent Common Stock, and (iii) the issuance by DIA to Trident of 200,000 shares of the common stock of DIA (the “DIA Shares”); and

WHEREAS, Trident has agreed to accept the items described in clauses (i) - (iii) above in satisfaction of such obligations; and

WHEREAS, the Boards of Directors of Parent, Merger Sub and DIA have approved, and deem it advisable and in the best interests of their respective companies and stockholders to consummate, the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

ASSIGNMENT AND ASSUMPTION; DISCHARGE; TERMINATION

1.1    Assignment and Assumption; Discharge; Termination.

Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), the following transactions (the “Transactions”) shall be deemed to be consummated:

(a)    Parent and DIA shall amend the DIA Note by execution and delivery of the Amended and Restated Note in the form attached hereto as Exhibit A (the “Amended and Restated DIA Note”);

(b)    Parent hereby assigns all of it right, title and interest in and to the Amended and Restated DIA Note to Trident and Trident hereby accepts such assignment and the New Warrant and the DIA Shares in full and complete satisfaction of any and all obligations of Parent or Merger Sub to Trident related to the Trident Debt and shall release Parent and Merger Sub from their respective obligations related to the Trident Debt;

(c)    In consideration of the forgoing assignment, Parent, Merger Sub and Trident shall terminate the ZM Securities Purchase Agreement, the ZM Security Agreement and the Subordination Agreement and Trident shall deliver the Parent Debenture and Parent Warrant to Parent for cancellation; and

(d)    DIA and Trident shall amend the DIA Security Agreement by execution and delivery of the Amended and Restated DIA Security Agreement in the form attached hereto as Exhibit B (the “Amended and Restated DIA Security Agreement”); and

(e)    DIA shall issue the DIA Shares to Trident.

1.2    Closing Date; Deliveries.

The closing of the Transactions (the “Closing”) shall take place concurrent with the execution hereof. At the Closing:

(a)    DIA shall execute and deliver the Amended and Restated DIA Note to Parent;

(b)    DIA and Trident shall execute the Amended and Restated DIA Security Agreement;

(c)    the ZM Securities Purchase Agreement, the ZM Security Agreement and the Subordination Agreement shall be terminated and shall have no further force and effect;

(d)    Trident shall deliver the Parent Debenture and the Parent Warrant to Parent for cancellation;

(e)    Parent shall deliver the New Warrant to Trident;

(f)    Parent shall deliver the Amended and Restated DIA Note to Trident, which note shall be properly endorsed “payable to the order of Trident Growth Fund, L.P.”;

(g)    Parent, Merger Sub and Trident shall execute the mutual general release substantially in the form attached hereto as Exhibit C;

(h)    Parent, Merger Sub and DIA shall execute the mutual general release substantially in the form attached hereto as Exhibit D;

(i)    DIA shall deliver to Trident a stock certificate evidencing the DIA Shares;

(j)    at the request and expenses of Parent, Trident shall execute and deliver all documents necessary to release the liens on Parent’s and Merger Sub’s assets, including, without limitation, UCC-3 termination statements; and

(k)    each of the parties hereto shall execute any and all documents, certificates, consents and agreements necessary to effectuate the Transactions as contemplated hereby.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Each party hereto hereby makes the following representations and warranties to the other parties hereto:

2.1    Authorization; Validity and Effect of Agreement.

Each party has the requisite power (corporate or otherwise) and authority to execute, deliver and perform its obligations under this Agreement and the agreements delivered at the Closing in accordance with Section 1.2 and to consummate the Transactions. The execution and delivery of this Agreement and the agreements delivered at the Closing in accordance with Section 1.2 by each such party and the performance by such party of its obligations hereunder and thereunder and the consummation of the Transactions have been duly authorized by its board of directors or authorized person, as the case may be, and all other necessary corporate or organizational action on the part of such party, and no other corporate or organizational proceedings on the part of such party are necessary to authorize this Agreement, the agreements delivered at the Closing in accordance with Section 1.2 and the Transactions.

2.2    No Conflict.

Each party represents and warrants that neither the execution and delivery of this Agreement, the performance of its obligations hereunder, nor the consummation of the Transactions, will: (i) conflict with the certificate of incorporation, articles of incorporation, bylaws or other organizational documents of such party or (ii) violate any statute, law, ordinance, rule or regulation applicable to such party or any of its properties or assets.

2.3    Value of DIA Shares and New Warrant.

(a)    DIA acknowledges and agrees that the DIA Shares currently have a nominal value.

(b)    Parent and Merger Sub acknowledge and agree that the New Warrant currently has a nominal value.

ARTICLE III

CERTAIN COVENANTS

3.1    Further Assurances.

Each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, in the most expeditious manner practicable, the Transactions, including, but not limited to: (i) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (iii) the execution and delivery of such instruments, and the taking of such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

ARTICLE IV

MISCELLANEOUS

4.1    Entire Agreement.

This Agreement and the schedules and exhibits hereto contain the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

4.2    Amendment and Modifications.

This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

4.3    Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other parties hereto. Except as expressly set forth herein, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

4.4    Headings; Definitions.

The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

4.5    Severability.

If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

4.6    Notices.

All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below.

If to the Parent or Merger Sub:	with a copy to:
Zone Mining Limited 111 Presidential Boulevard Suite 165 Bala Cynwyd, PA 19004 Attention: Stephen P. Harrington, President	Fox Rothschild LLP 997 Lenox Drive, Building 3 Lawrenceville, NJ 08648 Attention: Vincent A. Vietti, Esquire
If to DIA:	with a copy to:
Driveitaway, Inc. c/o John Possumato 17 East Vassar Road Audubon, NJ 08610	Buchanan Ingersoll & Rooney PC 1835 Market Street, 14th Floor Philadelphia, PA 19103 Attention: Brian S. North, Esquire
If to Trident:	with a copy to:
Trident Growth Fund, L.P. 700 Gemini Houston, TX 77058 Attention: Larry St. Martin	Apple Norris & Fink, L.L.P. 735 Plaza Boulevard, Suite 200 Coppell, Texas 75019 Attn: Jeff Fink, Esquire

4.7    Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

4.8    Counterparts.

This Agreement may be executed in two or more counterparts and delivered by facsimile transmission, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ZONE MINING LIMITED

By:	/s/ Stephen P. Harrington
Stephen P. Harrington President

ZM ACQUISITION CORP.

By:	/s/ Stephen P. Harrington
Stephen P. Harrington President

DRIVEITAWAY, INC.

By:	/s/ David M. Sola
David M. Sola Chairman

TRIDENT GROWTH FUND, L.P.

By:	TRIDENT MANAGEMENT, LLC, its general partner

By:	/s/ Scotty Cook
Scotty Cook Authorized Member

EXHIBIT A

FORM OF AMENDED AND RESTATED PROMISSORY NOTE

EXHIBIT B

FORM OF AMENDED AND RESTATED SECURITY AGREEMENT

EXHIBIT C

FORM OF MUTUAL GENERAL RELEASE (TRIDENT)

EXHIBIT D

FORM OF GENERAL RELEASE (PARENT)